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                                                                    Exhibit 23.2




                        CONSENT OF INDEPENDENT AUDITORS



We hereby consent to the incorporation by reference in the registration statement on form S-8 (file #333-70047) filed on December 31, 1998 as to the use of our report dated January 25, 1999, with respect to the consolidated financial statements of Paradigm Geophysical Ltd., included in the form 20-F as filed with the Securities and Exchange Commission.




Tel - Aviv, Israel                      /s/ Kost, Forer & Gabbay
June 30, 1999                              Kost, Forer & Gabbay
                                    Certified Public Accountants (Israel)
                                   A member of Ernst & Young International